Exhibits 31.1

                                 CERTIFICATIONS


I, David C. Quade, as Principal Executive Officer and Principal Financial Officer, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Berkshire Income Realty, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a -15(e) and 15d-15(e) for the Company and we have:

     a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b. evaluated the effectiveness of the Company's disclosure controls and procedures as of the date of this quarterly report (the "Evaluation Date"); and

     c. Disclosed in this report any change in the Company's internal control over financial reporting that occurred during the Company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

5. The Company's other certifying officers and I have disclosed, based on our most recent evaluation, to the Company's auditors and the audit committee of Company's board of directors (or persons performing the equivalent functions):

     a. all significant deficiencies in the design or operations of internal controls which could adversely affect the Company's ability to record , process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

     b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

     November 14, 2003          /s/ David C. Quade
                                -----------------------------------------------
                                David C. Quade
                                Principal Executive Officer / Chief Financial
                                Officer